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                                                                     EXHIBIT 4.2





                                   SERIES A

Number                                                                  Shares
  1                             PREFERRED STOCK

             Incorporated under the Laws of the State of Delaware

                           Reunion Industries, Inc.
           Common Stock 20,000,000 Shares - Par Value $.01 Per Share
         Preferred Stock 10,000,000 Shares - Par Value $.01 Per Share


This Certifies that ____________________________________________ is the owner of

________________________________________________________________________________
                     fully paid and non-assessable Shares,
              par value $.01 per share, of the PREFERRED STOCK of

                           Reunion Industries, Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

        The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.


        Witness the seal of said Corporation and the signatures of its duly authorized officers.

        Dated ____________________________

        __________________________________   _________________________________
                       Secretary Treasurer            Vice-President President